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                                                                    Exhibit 10.2

                               SECURITY AGREEMENT
                       ALL PERSONAL PROPERTY AND FIXTURES
                                BORROWER GRANTOR

This Agreement is executed and delivered at Dayton, Ohio as of this 28th day of December, 2001 by MODERN TECHNOLOGIES CORP. ("Grantor"), whose mailing address is 4032Linden Ave. Dayton, Ohio 45432, to NATIONAL CITY BANK as agent (pursuant to a Credit Agreement dated December 28, 2001, a national banking association having a banking office at 6 N. Main St. Dayton, Oh 45412, Attention: Corp. Banking, Locator No. 21-2200.

1. Grant of Interest. To secure the prompt payment in full of the Subject
Debt as and when the respective parts thereof become due, whether by lapse of time, by acceleration of maturity, or otherwise, Grantor hereby grants, assigns and pledges to Bank a security interest in all of Grantor's right, title and interest in the Collateral whether now existing or hereafter arising, including, without limitation, the right or power to transfer an interest in the Collateral. As to Collateral not now in existence or in which Grantor does not presently have any rights, Bank's security interest shall automatically attach thereto immediately when the same comes into existence and Grantor acquires any right, title or interest therein, including, without limitation, the right or power to transfer an interest therein, in each case without the making or doing of any further or other act or thing. "Collateral" means, collectively, (a) all of the personal property of Grantor (except Consumer Goods) wheresoever located, whether now existing or hereafter arising, including, without limitation, all Accounts, all Chattel Paper, all Commercial Tort Claims described and identified in Schedule A, if any, to this Agreement (the "Supplemental
              ----------
Schedule"), all Deposit Accounts, all Documents, all Equipment, including, without limitation, any Equipment described in the Supplemental Schedule, if any, all Fixtures, including, without limitation, those described in the Supplemental Schedule, if any, all General Intangibles, all Goods, all Instruments, all notes receivable (including from affiliates of Borrower), all Inventory, all Investment Property, all Letter-of-Credit Rights and all Supporting Obligations; (b) all property (except any Consumer Goods), tangible or intangible, in which Grantor now has or hereafter acquires any rights and which now or hereafter is in Bank's control (by document of title or otherwise) or possession or is owed by Bank to Grantor, including, without limitation, the cash collateral account described in subsection 6.5; (c) all replacements of, substitutions for and additions and Accessions to all or any part of the property hereinbefore described; (d) all Products of all or any part of the goods hereinbefore described; and (e) all Proceeds, including, without limitation, Cash Proceeds and Non-Cash Proceeds of all or any part of the property, including, without limitation, Products, hereinbefore described.

2. Definitions; UCC Cross References. As used in this Agreement, except where the context clearly requires otherwise, "Accessions" means Goods that are physically united with other Goods in such a manner that the identity of the original Goods is not lost; "Account" means (a) a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of

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insurance issued or to be issued, including Health-Care-Insurance Receivables,
(iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state or Person licensed or authorized to operate the game by a state or governmental unit of a state and (b) does not include (i) a right to payment evidenced by Chattel Paper or an Instrument, (ii) Commercial Tort Claims, (iii) Deposit Accounts, (iv) Investment Property, (v) Letter-of-Credit Rights or Letters of Credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card; "Account Debtor" means a Person obligated on an Account, Chattel Paper or General Intangible and does not include a Person obligated to pay a negotiable instrument, even if the instrument constitutes part of Chattel Paper; "Affiliate" means, when used with reference to any Person (the "subject"), a Person that is in control of, under the control of, or under common control with, the subject, the term "control" meaning the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; "Agreement" means this Security Agreement (including, without limitation, each amendment, supplement, replacement, or renewal, if any); "Authenticate" and "Authenticated" mean to (a) sign, or (b) execute or otherwise adopt a symbol, or encrypt or similarly process a Record in whole or in part, with the present intent of the authenticating Person to identify the Person and adopt or accept a Record; "Bank" means National City Bank for itself and as agent for National City Bank; "Bank Debt" means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; "Cash Proceeds" means Proceeds that are money, checks, Deposit Accounts, or the like; "Chattel Paper" means a Record or Records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods. In this definition, "monetary obligation" means a monetary obligation secured by the goods or owed under a lease of the goods and includes a monetary obligation with respect to software used in the goods and does not include (a) charters or other contracts involving the use or hire of a vessel or (b) Records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card; "Commitment" means any enforceable obligation, whether created orally or in writing, whether arising by contract, estoppel, or otherwise, whether conditional or unconditional on the part of Bank to extend credit to or for the account of any Person; "Debt" means, collectively, (a) all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise and (b) any and all obligations and liabilities of the Person or Persons in question to National City Bank, an Affiliate of Bank, whether absolute or contingent, whether now existing or hereafter created, arising evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)

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under (i) any agreement, device or arrangement designed to protect the Person or Persons in question from fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency exchange agreements, forward currency exchange agreements, interest rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options, (ii) any other interest rate hedging transactions, such as, but not limited to, managing the Person's or Persons' in question interest rate risk associated with any pending or potential capital market transactions such as fixed rate bond issues, and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing; "Default" means
(a) the nonpayment of the Subject Debt or any part of it when due or (b) the occurrence or existence of any event, condition, or other thing (other than any event, condition, or other thing which would constitute a "Default" pursuant to the next preceding clause (a)) which gives (or which with the lapse of any applicable grace period, the giving of notice, or both would give) Bank the right to accelerate or which automatically accelerates the maturity of any of the Subject Debt; "Deposit Account" means a demand, time, savings, passbook or similar account maintained with a bank and does not include Investment Property or accounts evidenced by an Instrument; "Document" means (a) a document that purports to be issued by or addressed to a bailee and that purports to cover goods that are in the bailee's possession that are either identified or fungible portions to an identified mass, and includes a bill of lading, dock warrant, dock receipt, warehouse receipt, or order for the delivery of goods, and any other document that in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the goods it covers or (b) a receipt issued by the owner of goods including distilled spirits or agricultural commodities that are stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of a warehouse receipt; "Equipment" means Goods other than Inventory, Farm Products, or Consumer Goods; "General Intangible" means any personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, money and oil, gas, or other minerals before extraction and includes Payment Intangibles and Software; "Goods" means all things that are movable when a security interest attaches and includes (a) Fixtures, (b) standing timber that is to be cut and removed under a conveyance or contract for sale, (c) the unborn young of animals, (d) crops grown, growing, or to be grown, even if the crops are produced on trees, vines, or bushes, (e) manufactured homes and (f) a computer program embedded in goods and any supporting information provided in connection with a transaction relating to the program if
(i) the program is associated with the goods in such a manner that it customarily is considered part of the goods, or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods. The term does not include a computer program embedded in goods that consists solely of the medium in which the program is embedded, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, money or oil, gas, or other minerals before extraction; "Health-Care-Insurance Receivable" means an interest in or claim under a policy of insurance which is a right to payment of a monetary obligation for health-care-goods or services provided; "Instrument" means a negotiable instrument or any other writing that evidences a right to the payment of a

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monetary obligation, is not itself a security agreement or lease, and is of a type that in the ordinary course of business is transferred by delivery with any necessary indorsement or assignment but does not include (a) Investment Property, (b) Letters of Credit, or (c) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card; "Inventory" means Goods, other than Farm Products, which: (a) are leased by a Person as lessor, (b) are held by a Person for sale or lease or to be furnished under a contract of service, (c) are furnished by a Person under a contract of service, or (d) consist of raw materials, work in process, or materials used or consumed in a business; "Investment Property" means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account; "Letter-of-Credit Right" means a right to payment or performance under a Letter of Credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance and does not include the right of a beneficiary to demand payment or performance under a Letter of Credit; "Non-Cash Proceeds" means Proceeds other than Cash Proceeds; "Obligor" means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank Debt of Grantor and (in addition to Grantor) includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to assure such other Obligor's creditors or any of them against loss; "Payment Intangible" means a General Intangible under which the Account Debtor's principal obligation is a monetary obligation; "Person" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; "Prime Rate" means the fluctuating rate per annum which is publicly announced from time to time by Bank as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate thereafter applicable hereunder, it being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating-rate loans; "Proceeds" means (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of collateral, (b) whatever is collected on, or distributed on account of, collateral, (c) rights arising out of the collateral, (d) to the extent of the value of collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the collateral, or (e) to the extent of the value of the collateral and to the extent payable to Grantor or Bank, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the collateral; "Products" means property directly or indirectly resulting from any manufacturing, processing, assembling, or commingling of any goods; "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form; "Related Writing" means this Agreement and any indenture, note, guaranty, assignment, mortgage, security agreement, subordination agreement, notice, financial statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Bank Debt of Grantor is issued, which evidences or secures all or any part of the Bank Debt of Grantor, which governs the relative rights and priorities of Bank and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Bank pursuant to another such writing or which is otherwise delivered to Bank by or on behalf of any Person (or any employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of

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the Bank Debt of Grantor; "Software" means a computer program and any supporting information provided in connection with a transaction relating to the program and does not include a computer program that is included in the definition of Goods; "Subject Debt" means, collectively, all Bank Debt created or incurred by Grantor; "UCC" means the Uniform Commercial Code as is in effect on the date of this Agreement in the jurisdiction in which Bank's banking office is located and as may be amended from time to time; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms. To the extent any capitalized term used but not defined in this Agreement is defined in the UCC, such capitalized term shall have the meaning ascribed to it in the UCC.

3. Representations and Warranties. Grantor represents and warrants to Bank as follows:

     3.1 Existence. Grantor is a corporation organized and in good standing under Ohio law.

     3.2 Taxpayer and Organizational Identification Numbers and Legal Name. Grantor's social security or federal taxpayer identification number is 31-1150875 and its state organizational or registration identification number, if any, is 665947. Grantor's exact legal name is as is set forth above in the first paragraph of this Agreement.

     3.3 Authority. Each Person, if any, executing and delivering this Agreement on behalf of Grantor or any other Person has been duly authorized to do so, and this Agreement is valid and enforceable against Grantor in accordance with its terms.

     3.4 Location of Chief Executive Office and Collateral. Grantor's chief executive office is located at 4032 Linden Ave. Dayton, Ohio 45432. Grantor keeps all of Grantor's records relating to the Collateral at Grantor's chief executive office. All Goods in which Grantor has any rights are, and for the past five (5) years have been, kept at Grantor's chief executive office and at the other locations, if any, described in the Supplemental Schedule, if any, to this Agreement, and, with respect to certain Goods, at such other locations to which Grantor is entitled to move those Goods pursuant to subsection 5.1.

     3.5 Ownership. Grantor owns all of the Collateral described in the most recent financial statements furnished by Grantor to Bank or in which Grantor has thereafter acquired any rights absolutely free from any adverse claim, assignment, attachment, lease, license, mortgage, security interest, or other lien, and free from any other claim, right, or interest of any kind, except for any in favor of or consented to by Bank. No assignment, financing statement, or other Record (except any evidencing any lien or interest expressly permitted by this Agreement) describing the Collateral or any part thereof is on file in any public office.

4. General Provisions Applicable to All Collateral. The provisions of this section 4 shall apply with respect to all types of Collateral:

     4.1 Further Assurance; Specific Authorizations. Grantor will, at Grantor's expense, make and do all such acts and things (including, without limitation, the delivery to

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Bank of any Chattel Paper, Document, Instrument, or other Record of any kind the possession of which perfects a security interest therein) as Bank may from time to time require for the better evidencing, perfection, protection, or validation of, or realization of the benefits of, its security interest. Without limiting the generality of the foregoing, Grantor will, at Grantor's expense, upon each request of Bank, (a) file, and hereby authorizes Bank to file, from time to time such financing statements and other Records in such public offices as Bank may require or deem advisable containing (i) a collateral indication extending to all of Grantor's personal property and assets or such other collateral indications as Bank may require or deem advisable, (ii) an indication of any Agricultural Liens or other statutory liens held by Bank, (iii) Grantor's federal taxpayer identification number, social security number and/or state organizational or registration number, if any, and any other identifying information as Bank may require or deem advisable, or (iv) any other information as Bank may require or deem advisable, (b) place a legend on all Chattel Paper created by Grantor indicating that Bank has a security interest in the Chattel Paper, (c) comply with every other requirement deemed necessary by Bank for the perfection of its security interest including, without limitation, (i) cooperating with Bank in obtaining Control of all Deposit Accounts, Investment Property, and Letter-of-Credit Rights, and in connection with such Letter-of-Credit Rights obtain the consent of the issuer of such Letter of Credit, and (ii) notifying all Persons in possession of any Collateral of Bank's security interests in such property and obtaining an acknowledgement from such Persons that the Collateral is being held for the benefit of Bank, (d) execute and deliver such affidavits, assignments, financing statements, indorsements of specific items of Collateral, mortgages, powers of attorney, security agreements, or other Records, as Bank may from time to time require, each in form and substance satisfactory to Bank, and (e) cause all applicable Certificates of Title (in the case of any motor vehicle or other chattels in which Bank has been granted a security interest pursuant to this Agreement and which is subject to any certificate of title law) to be duly noted with Bank's security interest and to be deposited with Bank. Without diminishing or impairing any obligation of Grantor under this Agreement, a carbon, photographic, electronic or other reproduction of this Agreement shall be sufficient as a financing statement.

     4.2 Notice. Grantor will give Bank:

          (a) not less than thirty (30) days' prior written notice of any change in Grantor's name, in its type of organization, in its organizational identification number, in its state of incorporation, formation, or registration, in the location of its chief executive office or principal residence or in the location at which it keeps any records relating to the Collateral or any part thereof, or of any other change in circumstances which affects or may affect the continuing efficacy of any financing statement filed in respect of Bank's security interest or the continuing status of Bank's security interest as the first priority lien on the Collateral or any part thereof,

          (b) immediate written notice whenever any Person other than Grantor or Bank claims any lien or other right or interest of any kind in any of the Collateral, and

          (c) immediate written notice whenever Grantor acquires rights in any Collateral that is subject to (i) a treaty or statute of the United States which provides for

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national or international registration or a national or international certificate of title or which specifies a place of filing different from that specified in the UCC or (ii) a certificate of title statute of another jurisdiction under the law of which indication of a security interest is required as a condition of perfection.

     4.3 Records. Grantor will at all times keep accurate and complete records of the Collateral. Bank (or one or more Persons selected by Bank) shall have the right at all reasonable times to examine, inspect, and make extracts from Grantor's books and records and to examine, appraise, and protect the Collateral.

     4.4 Dispositions and Encumbrances. Bank does not authorize, and Grantor agrees not to, without in each case obtaining Bank's prior written consent,

          (a) sell, lease, transfer or otherwise dispose of any Collateral or any interest therein, except if and to the extent that the sale, lease, transfer or other disposition is expressly permitted by this Agreement;

          (b) license any of the Collateral; or

          (c) suffer or permit any Collateral to be (i) or become subject to any assignment, lease, license, attachment, mortgage, security interest, or other lien, or any other claim, right, or interest of any kind, except for any in favor of or expressly consented to by Bank or (ii) described in any mortgage, financing statement, or other Record, except any evidencing any lien or interest expressly permitted by this Agreement.

5. Special Provisions Applicable to Goods. The provisions of this section 5 shall apply with respect to all Goods in which Bank has been granted a security interest pursuant to this Agreement:

     5.1 Movement and Attachment to Real Property. Grantor will not suffer or permit any Goods in which Bank has been granted a security interest pursuant to this Agreement to be moved from Grantor's chief executive office or the locations, if any, described in the Supplemental Schedule, if any, to this Agreement, as the location of the Goods in question on the date hereof, except if and to the extent that the Goods are either Inventory being shipped to or from Grantor in the ordinary course of business or are mobile goods which are of a type normally used in more than one jurisdiction and are in fact so used by Grantor in the ordinary course of business. Grantor will not under any circumstance suffer or permit any Goods in which Bank has been so granted a security interest to be or become affixed to any real property in any manner which would change its nature from that of personal property to real property or to be or become a Fixture without Bank's prior written consent.

     5.2 Maintenance of Goods, Taxes and Preservation Costs. Grantor will maintain in good condition all Goods in which Bank has been granted a security interest pursuant to this Agreement, and will pay promptly all assessments, levies, taxes, and other charges pertaining thereto, and all repair, maintenance, and preservation costs in respect

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thereof. If Grantor does not do so, then, and in each such case, Bank shall have the right, at its option, to pay the same, and Grantor will, on Bank's demand, reimburse Bank for all amounts Bank so pays. If Grantor does not reimburse Bank, such amounts paid will become a part of the Subject Debt and will be secured hereunder.

     5.3 Insurance. Grantor will at all times keep all Goods in which Bank has been granted a security interest insured under so-called "cause of loss special form" policies of insurance issued by such companies and in such amounts (but in no case less than the greater of the full replacement value thereof or the amount necessary to prevent the operation of any applicable coinsurance provision) as shall be acceptable to Bank. Any determination by Bank regarding the acceptability of the issuer or the amount of any insurance policy shall be deemed to have been made without any representation or warranty of any kind, Grantor hereby assuming the burden of ensuring that each such issuer and each such amount is adequate for the protection of Grantor and all other Persons. Grantor will cause each policy of insurance covering any Goods in which Bank has been granted a security interest pursuant to this Agreement to (a) require the insurer to give Bank written notice not less than thirty (30) days prior to any cancellation, expiration, modification, or non-renewal of the policy, (b) have attached thereto (i) a lender's loss payable endorsement in favor of Bank, entitling Bank to collect any and all proceeds payable under the policy and providing in effect that the rights and interests of Bank thereunder are independent of, and shall not be diminished or impaired by, any action, inaction, or breach of condition on the part of Grantor and (ii) a waiver of subrogation endorsement, and (c) be otherwise in form and substance satisfactory to Bank. Grantor will pay all premiums for the foregoing policies of insurance as and when due and will cause the issuer of each such policy to deliver an original counterpart thereof directly to Bank. Grantor hereby assigns to Bank any returned or unearned premiums due upon cancellation of any such insurance and directs insurer to pay to Bank all amounts so due. All or any portion of amounts received by Bank in payment of insurance losses or returned or unearned premiums may, at Bank's option, be applied to the Subject Debt (with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable) or to the repair, replacement, or restoration of the Goods insured. Grantor hereby irrevocably appoints Bank as Grantor's attorney-in-fact to adjust all insurance losses, to sign all applications, receipts, releases, and other Records necessary to collect any such loss and any returned or unearned premiums, to execute proofs of loss, to make settlements, to indorse and collect any check or other item payable to Grantor issued in connection therewith, and to apply the same to payment of the Subject Debt as hereinbefore provided. If Grantor does not maintain insurance pursuant to this subsection, then, and in each such case, Bank shall have the right to obtain such insurance or obtain insurance covering only Bank's interest, and, if Bank elects to do either, Grantor will, on Bank's demand, reimburse Bank for all amounts Bank expends in doing so. If Grantor does not reimburse Bank, such amounts paid will become part of the Subject Debt and will be secured hereunder.

     5.4 Acquisition and Disposition of Inventory. Bank does not authorize, and Grantor agrees not to:

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          (a) sell, transfer, or otherwise dispose of any Inventory, except that so long as no Default exists, Grantor shall have the right, in the ordinary course of business but not otherwise, to process and sell Inventory for customary prices, provided, that Grantor shall immediately deposit the Proceeds of each such sale to the cash collateral account, if any then exists, pursuant to subsection 6.5, or, if none then exists, to the credit of Grantor's general checking account with Bank or any Deposit Account over which Bank has Control, without Bank's prior written consent; or

          (b) permit any Goods in which Bank has been granted a security interest pursuant to this Agreement to be evidenced by any warehouse receipt or other document of title (other than any bill of lading or similar Document covering Inventory that has been sold in accordance with this section) or by any lease, license, conditional sales agreement, or other Chattel Paper of any kind.

6. Special Provisions Applicable to Accounts. The provisions of this section 6 shall apply with respect to all Accounts in which Bank has been granted a security interest pursuant to this Agreement:

     6.1 Notice: Government Accounts; Non-Accounts. Grantor will give Bank immediate written notice whenever any Account (a) arises out of a contract with or order from the United States of America or any department, agency, instrumentality, or political subdivision thereof or (b) does not take the form of an Account or is evidenced in whole or in part by Chattel Paper or any Instrument.

     6.2 Collection of Accounts by Grantor. Subject to the provisions of subsection 6.3, Grantor will collect the Accounts in the ordinary course of business for the benefit of both Bank and Grantor at no cost or expense to Bank. Until any Default shall have occurred and thereafter unless and until Bank shall have advised Grantor to the contrary, Grantor shall have the right in the ordinary course of business, to grant such waivers and consents to, enter into such compromises with, and otherwise deal with the Account Debtors in respect of the Accounts as Grantor in good faith may from time to time deem advisable.

     6.3 Direct Payment to Bank or Lockbox. Bank shall have the right, (a) at any time to enforce Grantor's rights against the Account Debtors and Obligors including, without limitation, instructing Account Debtors, at Grantor's expense, to thereafter make their payments in respect of the Accounts directly to Bank and (b) in any event, by giving prior notice to Grantor, from time to time to require Grantor to instruct the Account Debtors thereafter to mail their payments to a post office lockbox which Bank shall maintain at Grantor's expense and to which only Bank shall have access and control. Following Bank's exercise of either such right, Grantor will not, without in each case first obtaining Bank's consent, demand payment in respect of any Account, and if Grantor shall at any time receive any payment in respect of any Account, Grantor will in each case give Bank prompt notice thereof, hold the amount so received in trust for the benefit of Bank, and promptly remit the same to Bank in the very form in which received but with all necessary indorsements and assignments to facilitate Bank's collection thereof.

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     6.4 Authority of Account Debtors. Grantor irrevocably authorizes and directs each Account Debtor to honor any demand by Bank that all payments in respect of the Accounts thereafter be paid directly to Bank. In each such case the Account Debtor may continue directing all such payments to Bank until the Account Debtor shall have received written notice from Bank either that the Subject Debt has been paid in full or that Bank no longer claims a security interest in the Accounts. No Account Debtor shall have any responsibility to inquire into Bank's right to make any such demand or to follow Bank's disposition of any monies paid to Bank by the Account Debtor.

     6.5 Deposits. All payments in respect of the Accounts shall, at Bank's option, be deposited either to a checking account maintained by Grantor with Bank, a Deposit Account over which Bank has Control or to a cash collateral account which shall bear no interest, over which Bank shall have sole dominion and control, and from which only Bank may withdraw funds, whichever option Bank shall from time to time elect by giving Grantor written notice thereof. Bank shall have no responsibility to ascertain whether any such payment is the correct amount owing. Each such deposit shall be subject to Bank's general rules and regulations except to the extent, if any, inconsistent with this Agreement.

     6.6 Withdrawal and Application of Funds. Bank may from time to time withdraw funds from the cash collateral account at will. Bank shall be under no obligation to withdraw funds from the cash collateral account, except that upon each request of Grantor, Bank shall, if no Default then exists, withdraw all such funds that are then collected. All funds so withdrawn shall be applied to the payment of the Subject Debt with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable (except that so long as no Default exists, Bank shall not apply any such withdrawal to any Subject Debt that is not then due without first obtaining Grantor's consent). If any funds so withdrawn and applied are recovered from Bank by any trustee in bankruptcy or any other Person or are discovered not to have been collected and collection thereof is denied to Bank, Bank shall have the right to reverse any such application to the extent the funds are recovered from or not collected by Bank. Bank in its discretion may from time to time release to Grantor (or to Grantor's order) any or all of the funds then held in the cash collateral account, but no such release or releases shall commit Bank thereafter to make any further or other such releases.

     6.7 Vouchers, Receipts, and Indorsements. Bank shall have full power and authority to execute and deliver such vouchers and receipts in respect of the Accounts, such indorsements of checks, and such other Records in respect of the foregoing as Bank may from time to time deem advisable. In connection with the foregoing, Bank shall have full power and authority to sign Grantor's signature to all such vouchers, receipts, indorsements, and other Records whenever Bank deems such action advisable.

     6.8 Verification of Accounts. Bank shall have the right, at any time and from time to time, to arrange for verification of Accounts directly with Account Debtors or by such other methods as Bank shall deem advisable.

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

7. Maintenance and Defense of General Intangibles. Subject in each case to any security interest in favor of Bank and Bank's rights in respect thereof, and further subject to section 6 governing Accounts, Grantor will, until any Default shall have occurred and thereafter unless and until Bank shall have advised Grantor to the contrary, without expense to Bank, maintain, enforce, and exercise Grantor's rights in all General Intangibles (except any which are of no material value) and defend and protect those intangibles against dilution, diminution in value, infringement, misappropriation, and unauthorized use.

8. Effects of Default. Bank shall at all times have all of the rights of a secured party under the law of the jurisdiction in which Bank's banking office is located and, in addition, if any Default shall occur or commence to exist, then, and in each such case, the following provisions shall apply:

     8.1 Possession of Goods and Records. Bank shall have the right to take possession of all Goods in which Bank has been granted a security interest pursuant to this Agreement, or such part of those Goods as Bank may from time to time deem advisable, and Grantor will, on each demand of Bank, assemble and make available to Bank at such place or places as Bank may reasonably require such of those Goods as Bank shall designate. Grantor will, on Bank's demand, deliver to Bank all of Grantor's books and records in respect of the Collateral.

     8.2 Enforcement of Rights. Bank shall have the right in its sole discretion to enforce payment of the Accounts by suit or otherwise, and to maintain and enforce rights in respect of any General Intangibles and Accounts, but Bank shall have no duty to institute any suit or to take any other action or, having started any suit or the taking of any other action, to thereafter continue the same. In each case Bank may proceed with counsel of Bank's choosing (at Grantor's expense).

     8.3 Exercise of Rights. Bank shall have full power and right to exercise any and all rights and remedies available at law (including, without limitation, those available under the provisions of the UCC) or in equity to collect, enforce, or satisfy any of the Subject Debt and exercise any and all rights in respect of the Collateral as if Bank were the sole beneficial owner thereof and may, without limitation, grant such waivers and consents to, and enter into such compromises with, the Account Debtors and other Persons, release (regardless of whether Bank receives any consideration therefor) any security for or any Account Debtor or other Person liable on any Account, and grant the Account Debtors and other Persons such other indulgences as Bank in good faith may from time to time deem advisable. Grantor waives any rights it may have, if any, to require Bank to pursue any other Obligor for any of the Subject Debt.

     8.4 Disposition. Bank shall have the right to sell or otherwise dispose of the Collateral or any part thereof or any interest therein at any time or from time to time. Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Bank may sell or otherwise dispose of the

Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like, any or all of which will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. Bank shall give Grantor commercially reasonable prior notice of either the date after which any intended private sale is to be made or the time and place of any intended public sale, except that Bank need give no such notice in the case of Collateral which Bank in good faith determines to be declining speedily in value or which is customarily sold on a recognized market. Grantor waives advertisement of any such sale and (except only to the extent notice is specifically required by the next preceding sentence or as may otherwise be required by the UCC) waives notice of any kind in respect of such sale. At any public sale Bank may purchase the Collateral or any part thereof free from any right of redemption, which right Grantor hereby waives. After deducting for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in assembling, taking, repairing, storing, and selling or otherwise disposing of the Collateral or any part thereof or any interest therein, Bank shall have the right to apply the net proceeds of the sale to the Subject Debt with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable, and Grantor shall be liable for any deficiency.

9. Additional Authorizations. Grantor hereby irrevocably constitutes and appoints Bank, through its employees and agents, with full power of substitution, as Grantor's true and lawful attorney-in-fact, with full irrevocable power and authority in the place of Grantor and in the name of Grantor or in Bank's own name, for the purpose of carrying out the terms of this Agreement, to perform, at any time and from time to time, each agreement contained in this Agreement that is on Grantor's part to be complied with, and to take any and all actions and to execute and deliver any and all Records which may be necessary or desirable to give Bank the full benefit of this Agreement, in each case as Bank may from time to time deem advisable, Grantor hereby agreeing that Bank shall owe no duty whatever to Grantor to perform any such agreement, to take any such action, or to execute or deliver any such Record, or, having done so any one or more times, to thereafter continue doing so. Without limiting the generality of the foregoing, Grantor hereby irrevocably authorizes Bank, at any time and from time to time, to (a) fill in any blank space contained in this Agreement or any other Related Writing or Record, (b) correct patent errors, to complete and correct the description of Collateral, and to complete the date herein or therein, (c) file, and if necessary sign, on Grantors' behalf and file, at Grantors" expense and without Grantor's signature, such affidavits, assignments, financing statements, indorsements of specific items of Collateral, mortgages, powers of attorney, security agreements, or other Records as Bank may from time to time deem advisable for the better evidencing, perfection, protection, or validation of, or realization of the benefits of, the security interest granted pursuant to this Agreement, and (d) to the extent Bank filed any such affidavits, assignments, financing statements, indorsements of specific items of Collateral, mortgages, powers of attorney, security agreements, or other Records prior to the date of this Agreement, such affidavits, assignments, financing statements, indorsements of specific items of Collateral, mortgages, powers of attorney, security agreements, or other Records are hereby ratified by Grantor.

10. Unconditional and Continuing Security Interest. Grantor's obligations under this Agreement and the granting of a security interest to Bank pursuant to this Agreement are unconditional and effective immediately, and (except for obligations surviving indefinitely pursuant to section 16) those obligations and the security interest so granted shall continue in full effect until the Subject Debt shall have been paid in full and any Commitment is terminated and thereafter until Bank shall have delivered to Grantor (or such other Person or Persons whom Bank determines in good faith to be entitled to the same) all Collateral (except any applied to the Subject Debt) in Bank's possession and until each assignment, financing statement, or other Record describing the Collateral and naming Bank (or its successors or assigns, if any) as assignee or secured party, as the case may be, shall have been released or terminated of record as to all of the Collateral therein described, regardless of the lapse of time, regardless of the fact that there may be a time or times when no Subject Debt is outstanding, regardless of any act, omission, or course of dealing whatever on Bank's part, and regardless of any other event, condition, or thing.

11. Grantor's Assent to Extensions, Releases, and Settlements. With respect to the Collateral, Grantor assents to any extension or postponement of the time of payment thereof or any other indulgence in connection therewith, to any exchange, release, replacement, or substitution of Collateral, to any addition or release of any Account Debtor, to any acceptance of any partial payment thereon and to any adjustment, compromise, or settlement in respect thereof, all in such manner and at such time or times as Bank shall deem advisable. Grantor hereby waives any right it may have to require Bank to pursue any other Obligor for any of the Subject Debt.

12. Bank's Duties Limited. Grantor agrees that Bank shall have no duty to collect or protect the Collateral or any income therefrom, nor to preserve rights against prior parties, beyond the safe custody of any Collateral in Bank's possession. Bank shall have no liability for its delivery of any property to any Person or Persons whom Bank determines in good faith to be entitled to the same.

13. No Setoff. Grantor hereby waives all now existing or hereafter arising rights to recoup or offset any obligation of Grantor under or in connection with this Agreement or any Related Writing against any claim or right of Grantor against Bank.

14. Indemnity: Administration, Enforcement, and Termination; Interest. Grantor will reimburse Bank, on Bank's demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred by Bank in administering this Agreement and in enforcing, exercising, or protecting its rights under this Agreement or under applicable law, or in attempting to do any of the foregoing. Grantor agrees that if and when Bank's security interest shall have terminated in accordance with the provisions of this Agreement, Grantor will, on Bank's demand from time to time, reimburse Bank for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred by Bank in releasing or terminating each assignment, financing statement, or other Record signed or given pursuant to this Agreement or in notifying Account Debtors of any such release or termination. If any amount owing under this Agreement is not paid when due, then, and in each such case, Grantor shall pay, on Bank's demand, interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four percent (4%) per annum plus the Prime Rate.

15. Waivers; Remedies; Application of Payments. Bank may from time to time in its discretion grant waivers and consents in respect of this Agreement or any other Related Writing or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Bank unless set forth in a writing (which writing shall be narrowly construed) signed by Bank. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. Each right, power, or privilege specified or referred to in this Agreement is in addition to, and not in limitation of any other rights, powers, and privileges that Bank may otherwise have or acquire by operation of law, by other contract, or otherwise. Bank shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Agreement, and Grantor hereby waives any defense that might be asserted to bar any such equitable remedy. Bank shall have the right to apply Proceeds and payments in respect of the Subject Debt with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable.

16. Other Provisions. The provisions of this Agreement shall bind Grantor and Grantor's executors, heirs, representatives, successors, and assigns and all Persons who become bound as a debtor or grantor to this Agreement and benefit Bank and its successors and assigns, including each subsequent holder, if any, of the Subject Debt or any part thereof. Except for Grantor and Bank and their respective successors and assigns, there are no intended beneficiaries of this Agreement, provided, that Bank shall have the right, in its discretion, to designate, at any time and from time to time, one or more Account Debtors as intended beneficiaries of subsection 6.4. If Grantor is more than one Person, then, at Bank's discretion, those Persons, or any of them, may be deemed to be jointly and severally liable for the payment and performance of Grantor's obligations under this Agreement. The provisions of sections 11 through 19, both inclusive, shall survive the payment in full of the Subject Debt and termination of the security interest granted pursuant to this Agreement. The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof. Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point), except where the context clearly does not so permit. If any provision in this Agreement shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision. Interest for any given period shall accrue on the first day thereof but not on the last day thereof (unless the last day is the first day) and in each case shall be computed on the basis of a 360-day year and the actual number of days in the period. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law. Grantor hereby authorizes Bank to share all credit and financial information relating to Grantor with Bank's parent company, with any subsidiary or Affiliate of Bank or of Bank's parent company, with any actual or proposed participant in or assignee of all or any part of Bank's interests or rights hereunder, or with any other Person reasonably deemed necessary by Bank to the administration hereof. This Agreement shall be governed by the law (excluding conflict of laws rules) of the jurisdiction in which Bank's banking office is located.

17. Integration. This Agreement and, to the extent consistent with this Agreement, the other Related Writings, set forth the entire agreement of Grantor and Bank as to its subject matter, and may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by Bank contemporaneously with or after the execution and delivery of this Agreement.

18. Notices and Other Communications. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Grantor whenever Bank shall have mailed a writing to that effect by certified or registered mail, or recognized overnight courier service to Grantor at Grantors mailing address (or any other address of which Grantor shall have given Bank notice after the execution and delivery of this Agreement). Each communication to be given to Bank shall be in writing and shall be given to Bank at Bank's banking office (or any other address of which Bank shall have given notice to Grantor after the execution and delivery of this Agreement). Grantor hereby assumes all risk arising out of or in connection with each communication given or attempted by Grantor in contravention of this section. Bank shall be entitled to rely on each communication believed in good faith by Bank to be genuine.

19. Jurisdiction and Venue; Waiver of Jury Trial. Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Agreement or any other Related Writing, the administration, enforcement, or negotiation of this Agreement or any other Related Writing, or the performance of any obligation in respect of this Agreement or any other Related Writing (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an "Action") may be brought in any federal or state court located in the city in which Bank's banking office is located. Grantor hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Grantor may now or hereafter have to the venue of any such Action brought in any such court. GRANTOR HEREBY, AND EACH HOLDER OF THE SUBJECT DEBT OR ANY PART THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION.

     IN WITNESS WHEREOF, Grantor, intending to be legally bound, has executed this Security Agreement on the day and year first above written with the intention that this Agreement shall constitute a sealed instrument.

                                    Grantor:

                                            MODERN TECHNOLOGIES CORP.


                                            By: /s/ Rajesh Soin           (SEAL)
                                                --------------------------
                                            Printed Name: Rajesh Soin
                                                          ----------------------
                                            Title: President
                                                   -----------------------------


(complete only if required -- )             And By:                       (SEAL)
                                                    ---------------------
                                            Printed Name:
                                                          ----------------------
                                            Title:
                                                  ------------------------------

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